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                                                                    EXHIBIT 99.1

                                                 FOR MORE INFORMATION, CONTACT:
                                                 Cygnus, Inc.
                                                 Cygnus Corporate Communications
                                                 (650) 369-4300
                                                 www.cygn.com

 CYGNUS OFFERS SPECIAL PRICE PROMOTION FOR GLUCOWATCH G2(R) BIOGRAPHER PRODUCTS G2(R) BIOGRAPHER PRICED AT $300 OR LESS COMPARED TO STANDARD PRICE OF $872.50

          CYGNUS SIGNS DISTRIBUTION AGREEMENT WITH DIABETIC PROMOTIONS

REDWOOD CITY, CA, JULY 14, 2004 -- CYGNUS, INC. (OTC BULLETIN BOARD: CYGN) announced a special one-time low pricing offer in the United States for GlucoWatch G2(R) Biographer products. G2(R) Biographers will be priced $300 or less, a significant discount compared to the standard price of $872.50. AutoSensors, the consumable portion of the product, will be priced at $4.00 or less compared to the standard price of $9.38.

This special promotion has been initiated to coincide with the selection of Diabetic Promotions as a distributor of GlucoWatch G2 Biographer products. Diabetic Promotions specializes in supplying a broad range of diabetes products to people with diabetes.

This one-time special promotion will terminate at the earlier of December 31, 2004 or when 10,000 G2 Biographers and 500,000 AutoSensors have been sold. This promotion will be available only to cash or credit card purchasers and medical reimbursement assistance will not be available.

People with diabetes who are interested in this special offer can find out more information about the GlucoWatch G2 Biographer and place an order to purchase the G2 Biographer by calling 1-866-459-2824. Customers who wish to seek medical reimbursement for the GlucoWatch G2 Biographer by purchasing at the standard price should also call 1-866-459-2824.

                                  ABOUT CYGNUS
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Cygnus (www.cygn.com and www.glucowatch.com) has developed, manufactured and commercialized new and improved glucose-monitoring devices. Cygnus' products are designed to provide more data to individuals and their physicians and enable them to make better-informed decisions on how to manage diabetes. The three generations of Cygnus' GlucoWatch Biographers are the only products approved by the FDA that provide frequent, automatic and non-invasive measurement of glucose levels. Cygnus believes its products represent the most significant commercialized technological advancement in self-monitoring of glucose levels since the advent of "finger-stick" blood glucose measurement approximately 20 years ago. The Biographer is not intended to replace the common "finger-stick" or alternative site testing methods, but is indicated as an adjunctive device to supplement blood glucose testing to provide more complete, ongoing information about glucose levels.

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to statements about the capabilities and potential of the GlucoWatch G2 Biographer business, our ability to achieve market acceptance of the GlucoWatch G2 Biographer, our ability to manufacture the GlucoWatch G2 Biographer, and our plans for other commercialization alliances. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continues," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results and timing discussed in this news release. All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

NOTE: "GlucoWatch" and "G2" are registered trademarks of Cygnus, Inc.

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